UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): January 9, 2009

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2009, Modine Manufacturing Company (the “Company” or “Modine”) issued a press release announcing that James R. Rulseh, Regional Vice President - Americas, has decided to take early retirement from the Company.  Mr. Rulseh’s last day of active employment will be January 31, 2009.  The Company expects to enter into a retirement agreement with Mr. Rulseh in connection with his retirement.

On January 14, 2009, the Company also issued a press release announcing that Thomas G. Cromwell, Modine’s Vice President – Commercial Products Group, will succeed Mr. Rulseh in the role of Vice President - Americas.  Mr. Cromwell, age 40, has served in numerous operations and management positions with the Company, including Vice President – Commercial Products Group (June 2008 to present); Managing Director – Commercial Products Group (November 2006 through May 2008); General Manager – Electronics Group (January 2006 through October 2006); General Manager - European Heavy Duty Division (November 2003 through December 2005); and Operations Manager – European Automotive Division (January 2003 through October 2003).

A copy of the press releases referred to above are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 14, 2009 regarding retirement of James R. Rulseh.
99.2	Press Release dated January 14, 2009 regarding appointment of Thomas G. Cromwell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, Corporate Development,
General Counsel and Secretary

Date:  January 15, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 14, 2009 regarding retirement of James R. Rulseh.
99.2	Press Release dated January 14, 2009 regarding appointment of Thomas G. Cromwell.